As filed with the Securities and Exchange Commission on August 1, 2008

Registration No. __________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

_______________________

SPAR GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0684451
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

560 White Plains Road, Suite 210,

Tarrytown, NY 10591 (914) 332-4100

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

_______________________

SPAR GROUP, INC. 2008 STOCK COMPENSATION PLAN

(Full title of the plans)

James R. Segreto

Chief Financial Officer and Secretary

SPAR GROUP, INC.

560 White Plains Road, Suite 210, Tarrytown, NY 10591 (914) 332-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence David Swift, Esq.

Troutman Sanders LLP

The Chrysler Building

405 Lexington Avenue

New York, New York 10174-0700

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of the Registration Statement.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act).

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐	Smaller Reporting Company ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value	5,600,000	$1.13(1)	$6,328,000	$248.69
(1)

For the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock as reported on the NASDAQ Capital Stock Market on July 28, 2008, a day within five business days of this registration statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

Not required to be filed with the Securities Exchange Commission (the “Commission”)

Item 2. Registrant Information and Employee Plan Information.

Not required to be filed with the Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents which have been filed by SPAR Group, Inc. (the “Corporation”) with the Commission as noted below, are incorporated by reference into this Registration Statement:

(1)	The Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Commission on March 31, 2008;

(2)	The Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008 as filed with the Commission on May 15, 2008;

(3)	The Corporation’s Current Reports on Form 8-K as filed with the Commission on February 27, 2008, March 30, 2008, April 2, 2008, and on May 13, 2008;

(4)

The description of the Common Stock contained in the Corporation’s Registration Statement on Form 8-A filed with the Commission on February 22, 1996, including any amendment or report filed for the purpose of updating such description; and

(5)

All documents subsequently filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Corporation is a Delaware corporation. The Corporation’s Certificate of Incorporation limits the liability of all directors to the maximum extent such liability can be limited under General Corporation Law of the State of Delaware (the “GCL”). The GCL provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The Corporation’s Amended and Restated By-Laws of dated as of May 18, 2004, as amended through November 8, 2007 (the “Restated By-Laws”) provide that the Corporation is required to indemnify each of its directors and senior executives and is permitted to indemnify the other officers, employees and other agents of the Company to the fullest extent permitted by law. The Corporation’s Restated By-Laws also permit it to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, which can be for their benefit as well as the Corporation’s benefit, and which can provide them with direct coverage even if indemnification may not be required or approved under the Restated By-Laws.

Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify (i) any director or officer; or (ii) any former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director, officer or other person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his or her conduct was unlawful.

Subsection (b) of Section 145 of the GCL empowers a corporation to indemnify (i) any director or officer; or (ii) former director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director, officer or other person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director, officer or other person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such director, officer or other person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery shall deem proper.

Section 145 of the GCL further provides that (i) to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation shall have power to purchase and maintain insurance on behalf of (a) a director or officer of the corporation, or (b) a former director or officer against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liability under Section 145.

The Corporation carries directors’ and officers’ liability insurance covering its directors and officers.

Item 7.	Exemptions from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit
4.1

Certificate of Incorporation of SPAR Group, Inc. (referred to therein under its former name PIA Merchandising Services, Inc.), as amended (incorporated by reference to the Corporation’s Registration Statement on Form S-1 (Registration No. 33-80429) filed with the Securities and Exchange Commission (“SEC”) on December 14, 1995 (the “Form S-1”)), and the Certificate of Amendment filed with the Secretary of State of the State of Delaware on July 8, 1999 (which, among other things, changes the Corporation’s name to SPAR Group, Inc.) (incorporated by reference to Exhibit 3.1 to the Corporation’s Form 10-Q for the 3rd Quarter ended September 30, 1999, as filed with the SEC on November 18, 1999).

4.2

Amended and Restated By-Laws of SPAR Group, Inc., adopted on May 18, 2004, as amended through November 8, 2007(incorporated by reference to the Corporation’s report on Form 8-K filed with the SEC on November 14, 2007).

4.3	2008 Stock Compensation Plan (incorporated by reference to Annex A to the Corporation’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2008.)
5.1	Opinion of Troutman Sanders LLP as to the legality of the Common Stock registered hereby.
23.1	Consent of Troutman Sanders LLP (contained in the opinion filed as Exhibit 5.1).
23.2	Consent of Rehman, Robson, P.C.
23.3	Consent of Güreli Yeminli Mali Müsavirlik A.S.
23.4	Consent of Baker Tilly Klitou and Partners S.R.L.
23.5	Consent of Nagesh Behl & Co.
23.6	Consent of UAB “Rezultatas”
23.7	Consent of Pitcher Partners
24.1	Power of Attorney (included on Page II-6 hereto).

Item 9.	Undertakings.

(A)	The undersigned registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                   To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the

Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

THE REGISTRANT:

Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarrytown, State of New York, on this 25th day of July, 2008.

SPAR GROUP, INC.

By:	/s/ Gary S. Raymond
Gary S. Raymond Chief Executive Officer, President and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary S. Raymond and James R. Segreto as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Gary S. Raymond	Chief Executive Officer, President and Director (Principal Executive Officer)	July 25, 2008
Gary S. Raymond
/s/ James R. Segreto	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	July 25, 2008
James R. Segreto
/s/ Robert G. Brown	Chairman of the Board and Director	July 28, 2008
Robert G. Brown
/s/ William H. Bartels	Vice Chairman and Director	July 28, 2008
William H. Bartels
/s/ Lorrence T. Kellar	Director	July 27, 2008
Lorrence T. Kellar

/s/ Jack W. Partridge	Director	July 25, 2008
Jack W. Partridge
/s/ C. Manly Molpus	Director	July 31, 2008
C. Manly Molpus
/s/ Jerry Gilbert	Director	July 25, 2008
Jerry Gilbert

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1

Certificate of Incorporation of SPAR Group, Inc. (referred to therein under its former name PIA Merchandising Services, Inc.), as amended (incorporated by reference to the Corporation’s Registration Statement on Form S-1 (Registration No. 33-80429), as filed with the Securities and Exchange Commission (“SEC”) on December 14, 1995 (the “Form S-1”)), and the Certificate of Amendment filed with the Secretary of State of the State of Delaware on July 8, 1999 (which, among other things, changes the Corporation’s name to SPAR Group, Inc.) (incorporated by reference to Exhibit 3.1 to the Corporation’s Form 10-Q for the 3rd Quarter ended September 30, 1999).

4.2

Amended and Restated By-Laws of SPAR Group, Inc., adopted on May 18, 2004, as amended through November 8, 2007 (incorporated by reference to the Corporation’s report on Form 8-K, as filed with the SEC on November 14, 2007).

4.3	2008 Stock Compensation Plan (incorporated by reference to Annex A to the Corporation’s Definitive Proxy Statement on Schedule 14A on April 29, 2008).
5.1	Opinion of Troutman Sanders LLP as to the legality of the Common Stock registered hereby.
23.1	Consent of Troutman Sanders LLP (contained in the opinion filed as Exhibit 5.1).
23.2	Consent of Rehman, Robson, P.C.
23.3	Consent of Güreli Yeminli Mali Müsavirlik A.S.
23.4	Consent of Baker Tilly Klitou and Partners S.R.L.
23.5	Consent of Nagesh Behl & Co.
23.6	Consent of UAB “Rezultatas”
23.7	Consent of Pitcher Partners
24.1	Power of Attorney (included on Page II-6 hereto).